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Exhibit 10.46

AMENDMENT NO. 4 TO BUSINESS LOAN AGREEMENT AND WAIVER

    This Amendment No. 4 to Business Loan Agreement and Waiver, dated as of June 27, 2001 (the "Amendment"), is between Media Arts Group, Inc., a Delaware corporation ("MAGI"), Lightpost Publishing, Inc., a California corporation ("Lightpost," and together with MAGI, each a "Borrower" and collectively the "Borrowers") and Bank of America, N.A. (the "Bank").

    A. The Borrowers and the Bank have entered into a certain Business Loan Agreement dated as of October 27, 1999 as amended to date (the "Loan Agreement").

    B. The Borrowers have requested that the Bank amend the Loan Agreement on the terms and conditions herein contained.

    NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the Borrowers and the Bank do hereby mutually agree as follows:

AGREEMENT

    1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Loan Agreement.

    2. Amendment.

    2.1 Section 1.1(a) of the Loan Agreement is amended by deleting the second sentence thereof in its entirety, and by substituting the following therefor:

    "The amount of the line of credit (the "Commitment") is Twenty Million Dollars ($20,000,000)."

    2.2 Section 1.3(a) of the Loan Agreement is amended by deleting such Section in its entirety, and by substituting the following therefor:

      "(a) Unless Borrowers elect an optional interest rate as described below, the interest rate is the Bank's Reference Rate plus one-quarter (0.25) percentage points."

    2.3 Section 1.5(a) of the Loan Agreement is amended by deleting such Section in its entirety, and by substituting the following therefor:

    "(a) The LIBOR Rate plus one and three-quarter (1.75) percentage points."

    2.4 Section 1.6(a)(iii) of the Loan Agreement is amended by deleting such Section in its entirety, and by substituting the following therefor:

      "(iii) The amount of the letters of credit outstanding at any one time (including amounts drawn on the letters of credit and not yet reimbursed) may not exceed Ten Million Dollars ($10,000,000)" for all letters of credit."

    2.5 Section 1.7 of the Loan Agreement is deleted in its entirety.

    2.6 Section 5.10 of the Loan Agreement is amended by deleting the phrase "two (2.0) percentage point(s)" where it appears in said Section, and by substituting therefor the phrase "two and one-quarter (2.25) percentage point(s)".

    2.7 Section 8.5 of the Loan Agreement is amended by deleting the first sentence thereof in its entirety, and by substituting the following therefor:

    "To maintain on a consolidated basis an Adjusted EBITDA Debt Coverage Ratio of at least 1.50:1.0."

    2.8 Section 8.6 of the Loan Agreement is amended by deleting such Section in its entirety, and by substituting the following therefor:

      "8.6 Minimum Adjusted EBITDA. To maintain on a consolidated basis as of the end of each fiscal quarter of the Borrowers a minimum Adjusted EBITDA of at least the Minimum Adjusted EBITDA Amount. Minimum Adjusted EBITDA will be calculated at the end of each fiscal quarter, using the results of that quarter and each of the three immediately preceding quarters. For purposes of this Section 8.6, "Minimum Adjusted EBITDA Amount" means (i) for the fiscal quarter of the Borrowers ending on June 30, 2001, Thirteen Million Five Hundred Thousand Dollars ($13,500,000), and (ii) for each other fiscal quarter of the Borrowers, Nineteen Million Dollars ($19,000,000)."

    2.9 Section 8.7 of the Loan Agreement is restated in its entirety as follows:

      "8.7 Minimum Net Income. (a) To earn on a consolidated basis net income after taxes and extraordinary items of at least (i) One Million Dollars ($1,000,000) for the fiscal quarter of the Borrowers ending on September 30, 1999, (ii) Two Million Dollars ($2,000,000) for each of the fiscal quarters of the Borrowers ending on December 31, 1999 and March 31, 2000; (iii) One Million Dollars ($1,000,000) for the fiscal quarter of the Borrowers ending on June 30, 2000, (iv) Two Million Dollars ($2,000,000) for each of the fiscal quarters of the Borrowers ending on September 30, 2000 and December 31, 2000, and (v) Eight Million Two Hundred Fifty Thousand Dollars ($8,250,000) for the fiscal year of the Borrowers ending on March 31, 2001 and (b) not incur on a consolidated basis a net loss after taxes and extraordinary items in excess of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) for the fiscal quarter of the Borrowers ending on June 30, 2001."

    3. Waivers.

    3.1 Section 6.1(c) of the Loan Agreement requires, as a condition precedent to the extension of the initial credit under the Loan Agreement, that the Borrowers provide the Bank with certain fixture filings. The Bank agrees to waive the condition precedent set forth in Section 6.1(c) of the Loan Agreement with respect to such fixture filings. The Borrowers covenant and agree to execute and deliver to the Bank, on or before July 31, 2001, one or more fixture filings in form and substance satisfactory to the Bank covering all collateral located (or to be located) at the real property (the "New Location") leased or to be leased by the Borrowers in Morgan Hill, California.

    3.2 Section 6.1(e) of the Loan Agreement requires, as a condition precedent to the extension of the initial credit under the Loan Agreement, that the Borrowers provide the Bank with a Consent to Removal from any owner of real property and holder of a mortgage or deed of trust on real property, if there is any personal property collateral located on such real property. The Bank agrees to waive the condition precedent set forth in Section 6.1(e) of the Loan Agreement. The Borrowers covenant and agree to provide the Bank, on or before July 31, 2001, with a Consent to Removal in form and substance satisfactory to the Bank duly executed by the owner of the New Location.

    4. Representations and Warranties. When the Borrowers sign this Amendment, each Borrower represents and warrants to the Bank that: (a) giving effect to this Amendment, there is no event which is, or with notice of, or lapse of time, or both would be, a default under the Loan Agreement, (b) giving effect to this Amendment, the representations and warranties of the Borrowers in the Loan Agreement are true on and as of the date hereof as if made on and as of said date, (c) this Amendment is within such Borrower's powers, has been duly authorized and does not conflict with any of such Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement or obligations by which such Borrower is bound.

    5. Conditions. This Amendment will be effective upon the occurrence of the following, in each case in a manner satisfactory to the Bank:

    5.1 Receipt by the Bank of this Amendment executed by each party hereto; and

    5.2 Payment by the Borrowers to the Bank of a fee in the amount of Twenty-Five Thousand Dollars ($25,000).

    6. Effect of Amendment. Except as specifically amended above, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed. The waiver contained above shall be limited precisely as written and relate solely to the items and times above. Nothing in this Amendment shall be deemed to (a) constitute a waiver of compliance by any Borrower with respect to any other term, provision or condition of the Loan Agreement or any other instrument or agreement referred to therein or (b) prejudice any right or remedy that the Bank may now have or may have in the future under applicable law or instrument or agreement referred to therein. The amendment specified above shall be effective as of March 31, 2001.

    7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

    IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first above written.

BANK OF AMERICA, N.A.		MEDIA ARTS GROUP, INC.
By:	/s/ KENNETH E. JONES Kenneth E. Jones, Senior Vice President	By: /s/ MICHAEL J. CATELANI Name: Michael J. Catelani, Title: VP—Finance
LIGHTPOST PUBLISHING, INC.
By:	/s/ JOHN C. PLECQUE John C. Plecque, Senior Vice President	By: /s/ MICHAEL J. CATELANI Name: Michael J. Catelani, Title: VP—Finance

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Exhibit 10.46